                                                                   EXHIBIT 10.21

                             PROMEDICA INTERNATIONAL
                               7777 Center Avenue
                                    Suite 500
                              Huntington Beach, CA
                                    92647 USA

                             Telephone 714.799.1617
                                Fax 714.799.1680

AGREEMENT

This agreement is entered into as of July 11, 2003 by and between Vascular Sciences ("Client") and Promedica International, a California corporation, ("Promedica International") as follows:

1.    SERVICES

      A. Promedica International will render during effectiveness of this agreement such services as outlined in the scope of work in the attached proposal and Client will review any work specified for review within the timeframe indicated.

      B. Special Services. In addition to the proposed services, Promedica International is prepared to provide additional special services, as Client shall request. Before Promedica International begins any such Special Services, Client and Promedica International shall agree upon the services to be provided and Promedica International's compensation thereof.

2.    CONFIDENTIALITY

      Promedica International agrees not to divulge to any third party any proprietary or confidential information, or other materials provided by Client, except as authorized by Client or as required by legal process. Promedica International also agrees that any reports, marketing information, or other materials provided by Client for Promedica International's exclusive use shall not be divulged by Promedica International to any third party.

3.    COMPENSATION

      In consideration of the services to be performed by Promedica International, Client will compensate Promedica International in accordance with the following standard billing practices:

            (a) Client will compensate Promedica International for the Project as defined in the associated proposal. A deposit amount, as established in the attached proposal, will be due at project initiation. Promedica International will retain the deposit until project completion, termination of this agreement, or at its discretion, apply the deposit against invoices over 60 days late. In the event the deposit is applied toward late invoices, the full deposit amount will be due prior to continuation of contract services. Upon project completion or termination of this agreement, this deposit will be applied toward any unpaid fees and expenses.

Promedica International - Vascular Sciences Agreement                Page 2 of 4
Confidential

            (b) Client will reimburse Promedica International for reasonable expenses incurred; including postage and travel, and also including any other expenses that have been approved in advance by Client.

4.    BILLING PROCEDURES

            (a) All invoices shall be due fifteen (15) days after the date of issue.

            (b) If Client fails to make any payment due hereunder within fifteen (15) days after the same falls due, Client shall pay, in addition to the amount due, interest thereon at 12% per annum as of the due date of such payment.

5.    TERM AND TERMINATION

            (a) The term of this agreement shall commence as of July 11, 2003 and will continue until Client or Promedica International terminate with or without cause by giving the other thirty
                  (30) days' written notice. In the event of premature termination, Client will pay for services rendered and expenses incurred through the date of termination and Promedica International shall refund any unused portion of the deposit paid by Client to Promedica International under paragraph 3(a) above.

            (b) Upon the effective date of the termination of this Agreement, all property in Promedica International's possession belonging to Client pursuant to the terms of Section 6 thereof and all contracts for services and materials entered into by Promedica International for Client shall be returned/or assigned to Client.

6.    OWNERSHIP

      With the exception of database programs, formulas, modifications, and algorithms (collectively, "Programs") which shall in all events remain the property of Promedica International, all other materials submitted or developed by Promedica International for Client during the term of this agreement and paid for by Client shall be Client's property provided that either: (a) Client uses such materials at least once prior to the termination hereof; or (b) Client indicates in writing to Promedica International during the term hereof that such materials are specifically within the Client's designated plans for adoption and exploitation. All such materials not so used or designated shall be Promedica International's property. Client understands that certain materials obtained by Promedica International from third parties, including database software, have been or may be obtained pursuant to a license with a vendor and Promedica International has not obtained title to those products. Accordingly, Client understands that it is obtaining no legal right or title to these specific materials. Client hereby sells, transfers, and assigns to Promedica International all rights Client may now or hereafter have in the Programs.

7.    INDEMNIFICATION

      A. Client shall be responsible for the accuracy, completeness and propriety of information concerning its organization, capabilities, products, services, and data, which it furnishes to Promedica International. It will be Client's responsibility to review all materials prepared by Promedica International under this agreement to confirm that representations, direct or implied, with respect to Client are supportable by competent and reliable tests or other objective data then possessed by Client, as well as to confirm the accuracy and legality of the descriptions of Client's products or services.

Promedica International - Vascular Sciences Agreement                Page 3 of 4
Confidential

      B. Except for claims based on the gross negligence or willful misconduct of Promedica International, Client shall defend, indemnify and hold Promedica International harmless from and against any and all losses, damages, liabilities, claims, demands, suits, and expenses (including reasonable attorneys' fees) that Promedica International may incur or be liable for as a result of any claim, suit, or proceeding made or brought against Promedica International based upon or arising out of:

            (a) any descriptions of Client's products or services contained in clinical or market research material created, placed, or produced by Promedica International that has been approved by Client prior to release of such material;

            (b) any service performed by Promedica International for Client hereunder; or

            (c)   any alleged or actual defects in Clients products.

      C. Subject to Section 7.D below, except for claims based on the gross negligence or willful misconduct of Client, Promedica International shall defend, indemnify and hold Client harmless from and against any and all losses, damages, liabilities, claims, demands, suits and expenses (including reasonable attorneys' fees) that Client may incur or be liable for as a result of any claim, suit or proceeding made or brought against Client based on or arising out of any services provided by Promedica International to Client under this Agreement.

      D. CLIENT AGREES THAT PROMEDICA INTERNATIONAL SHALL HAVE NO LIABILITY FOR ANY CONSEQUENTIAL, INCIDENTAL, OR SPECIAL DAMAGES, OR FOR LOSS OF PROFITS ARISING OUT OF SERVICES PERFORMED OR OMITTED TO BE PERFORMED BY PROMEDICA INTERNATIONAL HEREUNDER, OR OUT OF ANY BREACH OR ALLEGED BREACH OF THIS AGREEMENT. CLIENT FURTHER AGREES THAT THE AMOUNT OF ANY DAMAGE TO WHICH IT MAY BE ENTITLED FROM PROMEDICA INTERNATIONAL FOR ANY BREACH OR ALLEGED BREACH OF THIS AGREEMENT OR OTHERWISE IN CONNECTION WITH THE SERVICES TO BE PERFORMED BY PROMEDICA INTERNATIONAL HEREUNDER SHALL BE LIMITED TO THE AMOUNT PAID TO PROMEDICA INTERNATIONAL UNDER THIS CONTRACT.

      E. After Promedica International has issued material to the press or to another third party, its use is no longer under Promedica International's control. Promedica International can therefore not assure the use of its press material by any publication, nor, if published, that it will be accurate.

8.    DOCUMENT STORAGE

      Client agrees that Promedica International's duty regarding document storage is limited to retaining study records in a normal business manner. Promedica International has no liability for loss of records caused by third parties or acts of God.

9.    CRO/CLIENT

      In purchasing materials or services on Client's behalf as set forth in the attached proposal, Promedica International will be acting as Client's agent. All orders placed will be under Promedica International's name, and Client will reimburse the expenses upon receipt of Promedica International's invoice.

Promedica International - Vascular Sciences Agreement                Page 4 of 4
Confidential

10.   ENTIRE AGREEMENT

      This Agreement and the attachments hereto constitute the entire agreement with respect to the subject matter hereof, and may only be modified or amended in writing signed by the party to be charged.

11.   CONSTRUCTION

      This Agreement shall be construed in accordance with and governed by the laws of the State of California.

12.   TITLES

      Titles are for reference only. In the event of a conflict between a title and the content of a section, the content of the section shall control.

13.   MISCELLANEOUS

      The parties agree and stipulate that this Agreement is made in California. Any controversy that cannot be settled by agreement of the parties shall be settled by arbitration in Orange County, California in accordance with the civil reference procedures set forth in the California Code of Civil Procedure, and judgment upon the award rendered shall be entered in any court having jurisdiction thereof.

This Agreement is accepted by:

Promedica International                                 Vascular Sciences
a California corporation

By:   /s/ E. Palo                                    By:    /s/ Irving Siegel
      --------------------                                  --------------------
Its:  (President)                                    Its:   (President)

Date: 8/11/03                                        Title: 8/13/03

EXHIBIT A

CONFIDENTIAL PROPOSAL

CLINICAL STUDY SERVICES: MIRA-1 STUDY FOR TREATMENT OF AMD

FOR VASCULAR SCIENCES

Revised July 21, 2003

BACKGROUND

Vascular Sciences and Promedica International have worked together since early 1999 on the company's clinical study of the safety and effectiveness of Rheopheresis using membrane differential filtration for treatment of age related macular degeneration. As the company's CRO, Promedica has provided study and data management services for this trial. Funding difficulties have necessitated project stops/ slowdowns, as follows in mid 2000, Promedica was notified to stop work on the project. Subjects enrolled in the study continued to be followed by study sites; however, field monitoring and all but essential data collection activities were placed on hold, and management of study activities was taken in-house.

In mid-2001, additional funding was received and Vascular Sciences requested that Promedica resume work on the trial. Planned activities were organized into two sequential phases, as follows:

The initial phase involved monitoring and data compilation for sites that remained active since the trial was stopped. Work in this phase is substantially complete.

The second phase involved activities associated with resumption of the study utilizing an amended protocol and additional study sites. The current proposal has been developed to cover services anticipated during this phase.

Promedica's proposal assumes that clinical study services provided will be governed by Promedica's Standard Operating Procedures (SOPs), with the exception that Vascular Sciences will have responsibility for quality assurance audits of Promedica' management and administration of project activities.

The proposed project Scope of Work, along with associated estimated fees and expenses, is organized as follows:

-     Ongoing Study Activities

      Included, are revisions to clinical and administrative databases, updates to project and monitoring plans, site initiation activities, site monitoring visits, ongoing site management activities, clinical data collection, compilation and management; and maintenance of project systems and controls.

-     Study Close out Activities

      This section includes collection of site closeout documentation, as data cleaning/database lock for generation of the final study report, and site closeout visits.

Promedica has significant previous experience with ophthalmology device trials, and has established systems and personnel to facilitate management and execution of this project.

SCOPE OF WORK

Following is a detailed assignment of responsibilities for this project. Please reference Attachment 1 for assumptions and Promedica's associated estimated budget. In the event that assumptions change during the course of this project, actual fees and expenses will be based on the terms set forth in Attachment 2 (Pricing Schedule & Travel Expense Guidelines) of this document.

ONGOING STUDY ACTIVITIES

PROTOCOL & RELATED DOCUMENTS

1. Sponsor is responsible for amendments to study protocol and Case Report Forms (CRFs), along with Informed Consent Document (ICD) template.

2. Promedica reviews protocol and CRF amendments and provides suggestions as appropriate to facilitate study execution efficiency.

CONFIDENTIAL PROPOSAL, Page 1 of 5

SITE AGREEMENTS/TRAINING

1. Sponsor recruits new study sites, negotiates study budgets, executes Investigator/Financial Agreements and issues investigator. compensation in accordance with financial agreements. Sponsor works with sites to develop study subject recruitment programs, as necessary.

2. Promedica collects and maintains essential study documents for each study site.

3. Sponsor provides support (review of ICD changes, primary contact for questions re: liability, etc.) as necessary for study site submission of protocol/ICD to IRBs for review and approval. Sponsor acts as primary contact with commercial IRB.

4. Sponsor is responsible for site training on study procedures. Promedica is responsible for site training on protocol, capture of study data and maintenance of study regulatory documentation. Promedica provides regulatory binder "shells" to study sites as necessary.

5. Sponsor is responsible for shipment of study product to sites, and maintains records of product shipment and returns.

STUDY MONITORING/SITE MANAGEMENT

1. As directed by Sponsor, Promedica schedules and conducts STUDY INITIATION SITE VISITS where activities are performed in accordance with monitoring plan & SOPs. Note: Sponsor may accompany Promedica at any time during site visits.

2. As directed by the monitoring plan or joint agreement between Sponsor and Promedica, Promedica schedules and conducts ONGOING MONITORING VISITS during which the activities are performed in accordance with monitoring plan & SOPs. Note: Sponsor may accompany Prome&ca at any time during site visits.

3. Throughout the active study period, Promedica communicates with sites as required to facilitate subject follow-up, and accountability; clarify protocol issues; resolve queries; assist with processing or follow-up on complication and Adverse Event reports as requested by Sponsor; update essential regulatory document for the study; and facilitate study related communications with IRBs.

4. Sponsor submits to FDA reports of unanticipated device-related adverse events occurring during the course of the study.

DATA MANAGEMENT/STATISTICS/CLINICAL STUDY REPORTS

1. Promedica prepares revised Data Management Plan for Sponsor review and approval. Plan includes annotated CRFs, field definitions, data entry guidelines and database validation plan.

2. Promedica is responsible for clinical and administrative database(s) revisions, and for activities associated with maintenance of data integrity within the database. All data will reside on Promedica's network server.

3. Upon receipt of site CRFs, Promedica logs in & forwards for data entry/verification. Programmed edit checks are applied and queries generated.

4. Entered CRFs and associated DCFs are forwarded for secondary review by in-house CRA. Upon completion of review, DCFs are forwarded to sites for resolution and CRFs/DCFs are filed in a secure, easily retrievable location.

5. Upon receipt of query resolution, Promedica revises/verifies database entries as necessary and files DCFs.

CONFIDENTIAL PROPOSAL, Page 2 of 5

6. Promedica performs cleaning and internal audits of study data and transfers to Sponsor at intervals mutually agreed to by Sponsor and Promedica.

7.    Sponsor prepares statistical analyses and generates statistical reports.

8.    Sponsor prepares study reports for FDA submission.

PROJECT MANAGEMENT/ADMINISTRATION

1. Promedica updates project management and study monitoring plans for Sponsor review and feedback, and provides internal team training on protocol amendments, as well as amendments to project and monitoring plans.

2. Promedica maintains ongoing monitoring visit calendar and communicates to Sponsor, reviews site visit reports, and takes action as required with Sponsor and/or sites.

3. Promedica maintains study documentation binders for each site, the Sponsor, affiliated consultants, and CRAs.

4. Promedica participates in development of plans for GCP audits of study sites. Sponsor or a designee are responsible for execution of audits.

5.    Throughout this phase, Promedica Project Manager:

      - Reviews Promedica work products to check for accuracy and adherence to SOP

      -     Reviews project expenditures vs. budget and timelines vs. plan

      - Conducts regular project team (CRAs, in-house coordinator, data management) meetings & interfaces verbally and in writing with Sponsor/ consultants to keep them apprised of study-related issues and follow-up on issues outstanding

      -     Provides regular project status reports to Sponsor

      - Participates in meetings at Sponsor's facility and at major industry tradeshows as requested by Sponsor

STUDY CLOSEOUT ACTIVITIES

STUDY MONITORING/SITE MANAGEMENT

1. Promedica is responsible for scheduling and completing study closeout activities for sites as they complete study subject follow up or as they withdraw from the study. Activities performed are in accordance with monitoring plan and SOPs.

2. As directed by Sponsor, Promedica schedules and conducts study CLOSEOUT VISITS during which activities are performed in accordance with monitoring plan & SOPS. Note: Sponsor may accompany Promedica at any time during site visits.

DATA MANAGEMENT/STATISTICS/CLINICAL STUDY REPORT

1. In preparation for final study report, Promedica cleans database, generates and verifies line listings for primary efficacy variables and adverse events for all subject CRFs, and performs database lock.

2. Sponsor prepares statistical analyses and generates statistical reports as necessary.

3.    Sponsor prepares final study report for FDA submission.

CONFIDENTIAL PROPOSAL, Page 3 of 5

PROJECT MANAGEMENT/ADMINISTRATION

1.    Throughout this phase, Promedica Project Manager:

      - Reviews Promedica work products to check for accuracy and adherence to SOP

      -     Reviews project expenditures vs. budget and timelines vs. plan

      - Conducts regular project team (CRAs, in-house coordinator, data management) meetings & interfaces verbally and in writing with Sponsor/consultants to keep them apprised of study-related issues and follow up on issues outstanding

      -     Provides regular project status reports to Sponsor

      - Participates in meetings at Sponsor's facility and at major industry tradeshows as requested by Sponsor

2. At project completion, Promedica transfers study regulatory binders and subject files back to Sponsor.

COMPENSATION TERMS

Services performed and expenses incurred will be billed on a monthly basis.

A deposit of 10% of estimated costs for the project ($100,374) will be required. Promedica will retain this deposit until project completion, termination of the agreement, or at its discretion, apply the deposit against invoices over 60 days late. In the event the deposit is applied toward late invoices, the full deposit amount will be due prior to continuation of contract services. Upon project completion or termination of this agreement, this deposit will be applied toward any unpaid fees and expenses, with excess monies refunded to Client.

CONFIDENTIAL PROPOSAL, Page 4 of 5

ATTACHMENT 1

PROMEDICA INTERNATIONAL,
ESTIMATED BUDGET - MIRA-1 AMD STUDY

                             EXHIBIT A, ATTACHMENT 1
               VASCULAR SCIENCES MIRA-1 STUDY FOR TREATMENT OF AMD
                   PROMEDICA INTERNATIONAL BUDGET ASSUMPTIONS

1.    75 eyes followed for 12 months to establish safety & efficacy

2. Subjects to be enrolled at 6 US "sites" (each "site" consists of an ophthalmology & a nephrology center). Of the 6 sites, 2 (NC & Chicago) are currently active, 2 (NYC & Phila) are new, and 2 (LA, Baltimore) are sites that have been inactive for the past 12+ mo.

3. Five US sites and the Los Angeles nephrology center that previously participated in the study will be closed out upon resumption of the project.

4. 15 follow-up visits/subject (Qualifying, Baseline, Treatment 1-8, Pre5th, 2 week Post, Months 9, 12)

5.    126 CRF pages/subject

6. Budget for "time required" estimates used in this proposal are based on the values noted below

                 PROJECT TIMEFRAMES BY ACTIVITY             TIME REQUIRED (MO)
                 ------------------------------             ------------------
Pre-study activities                                               2.0
Subject enrollment (75 patients)                                   6.0
Follow-up (12 mo.)                                                12.5
      Subtotal active study period                                20.5

Database closure/statistical analysis/file PMA                     1.0
Site close-out visits/study files return                           2.0
    Subtotal remaining study surveillance/close-out period         3.0

ESTIMATED TOTAL PROJECT LENGTH                                    23.5

EXHIBIT A, ATTACH 1 Vascular Sciences AMD Study Budget, Rev 07-16-03.xls, Assumptions

CONFIDENTIAL

                         VASCULAR SCIENCES MIRA-1 STUDY
                              FOR TREATMENT OF AMD
                ESTIMATED PROMEDICA INTERNATIONAL BUDGET SUMMARY

  THE PROJECTED BUDGET IS AN ESTIMATE ONLY, AND IS SUBJECT TO CHANGE BASED ON PROJECT LENGTH, "DIFFICULT" STUDY SITES REQUIRING MORE MONITORING TIME, SITE
   STUDY STAFF TURNOVER, TRAVEL DELAYS, EFFICIENCY/DECISIVENESS OF SPONSOR OR SPONSOR AGENTS WITH RESPECT TO PROMEDICA STUDY OR DATA MANAGEMENT/ADMINISTRATION
          REQUESTS, AND CHANGES TO APPLICABLE REGULATORY REQUIREMENTS.

                STUDY PHASE                 PROJECTED BUDGET                COMMENTS
                -----------                 ----------------                --------
Ongoing study (fees)*                          $  847,321
     Travel expense - study qualification      $   42,063
visits/study monitoring/ auditing
Study close-out (fees)*                        $  106,708
     Travel expense - study close-out visits   $    7,650
GRAND TOTAL**                                  $1,003,742     10% DEPOSIT REQUIRED:   $  100,374

 * Promedica fees are subject to increase by up to 5% per year based on the cost of inflation

 **Expenses for telephone, document copying, mail, project-related supplies, off-site document storage (if applicable), or document shredding are not included in this estimate. These expenses are billed at cost.

Note:  Budget dollars may not tally exactly due to rounding during calculations.

EXHIBIT A, ATTACH 1 Vascular Sciences AMD Study Budget, Rev 07-16-03.xls, Total

CONFIDENTIAL

               VASCULAR SCIENCES MIRA-1 STUDY FOR TREATMENT OF AMD ESTIMATED PROMEDICA INTERNATIONAL BUDGET - ONGOING STUDY ACTIVITIES

PRE-STUDY ACTIVITIES:  SITE QUALIFICATION/AGREEMENTS/
                      TRAINING                          RESPONSIBILITY  RATE/HR. # HR.  # VISITS  # SITES  BUDGET    COMMENTS
-----------------------------------------------------   --------------  -------  -----  --------  -------  ------    --------
Site recruitment                                       Client
Site qualification visits (includes prep & follow-up)  N/A                                                $       0
Site budget negotiations                               Client
Collection & logging of essential regulatory documents Promedica        $   126    8.0                6   $   6,048
Develop subject recruitment programs                   Client/Sites
Initial IRB submissions                                Client                                             $       0

ONGOING ACTIVITIES:  STUDY MONITORING / SITE
                 MANAGEMENT                             RESPONSIBILITY  RATE/HR. # HR. # VISITS
--------------------------------------------            --------------  -------- ----- --------
Study initiation visits (including prep & follow-up)   Promedica        $   126   24.0    1
   Visit travel                                        Promedica        $    95   16.0    1
Collection & logging of essential regulatory documents Promedica        $   126    1.0
Ongoing site visits (includes prep & follow-up) -      Promedica        $   126   24.0    2
initial 2 visits
   Visit travel                                        Promedica        $   126   16.0    2
Ongoing site visits (includes prep & follow-up) -      Promedica        $   126   16.0    1
final visit
   Visit travel                                        Promedica        $   126   16.0    1
Site visit report review/follow-up - Proj Mgr          Promedica        $   160    2.0    4
Site visit prep & follow-up - Coordinator              Promedica        $    65    2.0    4
Ongoing CRA communications with sites - enrollment     Promedica        $   126    4.0
period
Ongoing CRA communications with sites - remainder of   Promedica        $   126    2.0
study
AE initial contact & follow-up                         Promedica/Client $   126    1.3
Medical oversight / AE reporting                       Client
Site regulatory binders & aux supplies prep / shipment Promedica        $    65    0.7
Product shipment / inventory                           Client

ONGOING ACTIVITIES:  STUDY MONITORING / SITE
                 MANAGEMENT                            # SITES # MO.    BUDGET       COMMENTS
--------------------------------------------           ------- -----   ---------     --------
Study initiation visits (including prep & follow-up)       6           $  18,144  Assumes 1 initiation
                                                                                  visit/site done prior to
   Visit travel                                            6           $   9,120  1/04.  For NYC & Phila,
                                                                                  qualification & initiation
                                                                                  activities are combined into
                                                                                  this visit
Collection & logging of essential regulatory documents     6    20.5   $  15,496
Ongoing site visits (includes prep & follow-up) -          6           $  36,288
initial 2 visits
   Visit travel                                            6           $  24,192
Ongoing site visits (includes prep & follow-up) -          6           $  12,096  Assume visits every 6 months
final visit
   Visit travel                                            6           $  12,096
Site visit report review/follow-up - Proj Mgr              6           $   7,680
Site visit prep & follow-up - Coordinator                  6           $   3,120
Ongoing CRA communications with sites - enrollment         6     6.0   $  18,144
period
Ongoing CRA communications with sites - remainder of       6    14.5   $  21,924
study
AE initial contact & follow-up                                  20.5   $   3,444  Assume only UADE rpts involved
Medical oversight / AE reporting
Site regulatory binders & aux supplies prep / shipment     6    20.5   $   5,330
Product shipment / inventory

ONGOING ACTIVITIES:  CLOSE-OUT OF 5.5 SITES RESPONSIBILITY RATE/HR. # HR. # VISITS # SITES # MO.  BUDGET   COMMENTS
------------------------------------------- -------------- -------- ----- -------- ------- -----  ------   --------
Collection & logging of essential
regulatory documents                        Promedica      $   126   8.0                    5.5  $   5,544
AE initial contact & follow-up              N/A                                                  $       0
Medical oversight / AE reporting            N/A                                                  $       0

Note:  Budget dollars may not tally exactly due to rounding during calculations.

EXHIBIT A, ATTACH 1 Vascular Sciences AMD Study Budget, Rev 07-16-03.xls, Ongoing Study

CONFIDENTIAL

Closeout visits (includes preparation
& follow-up)                                Promedica      $   126  16.0    1         5.5        $  11,088
   Visit travel                             Promedica      $    95  16.0    1         5.5        $   8,316 Assumes 1 close-out
Site visit report review /                                                                                 visit / site to be done
follow-up - Project Manager                 Promedica      $   160   2.0    1         5.5        $   1,760 prior to 1/04
Site visit report prep /
follow-up - Coordinator                     Promedica      $    65   2.0    1         5.5        $     715
Investigator / patient payments
 per financial agreement                    Client

PRE-STUDY ACTIVITIES:  DATA MANAGEMENT      RESPONSIBILITY RATE/HR. # HR. # SUBJECTS  # REPS # MO.  BUDGET      COMMENTS
--------------------------------------      -------------- -------- ----- ----------  ------ ----   ------      --------
Protocol / ICD / CRF review - Proj Mgr      Promedica      $   160    4.0                          $    640 Assumes time for initial
                                                                                                            review; each add'l
                                                                                                            review cycle would be
                                                                                                            billed hourly
Data management plan & SOP development
/ review                                    Promedica      $   160   80.0                          $ 12,800 Assumes time for initial
                                                                                                            document development &
                                                                                                            review; each add'l
                                                                                                            review cycle would be
                                                                                                            billed hourly
Database development - Data Manager         Promedica      $   160   24.0                          $  3,840
Database development - Systems Analyst      Promedica      $   130  160.0                          $ 20,800 Includes database table
                                                                                                            & data entry screen
                                                                                                            design, edit programming
                                                                                                            & database verification
                                                                                                             / validation
Database development - CRA                  Promedica      $   126    8.0                          $  1,008 Time required for
                                                                                                            validation testing
Database development - Coordinator          Promedica      $    65    8.0                          $    520 Time required for
                                                                                                            validation testing
Program listings per sponsor requirements   Promedica      $   130    8.0                5.0       $  5,200 Assumes 5 reports /
                                                                                                            listings. Additional
                                                                                                            reports / listings will
                                                                                                            be billed hourly.

Program data cleaning routines              Promedica      $   130   24.0                          $  3,120
Data import from existing database          Promedica      $   130   40.0                          $  5,200 Includes import of CRF
                                                                                                            data, Jules Stein data,
                                                                                                            smoking questionnaire,
                                                                                                            CDF log
QC audit of line listings vs. CRFs / DCFs   Promedica
   Primary efficacy / safety variables
   (100%)                                                  $   126    0.5    103                   $  6,489
   Comprehensive (10%)                                     $   126    1.5     11                   $  2,079
   Prepare audit report                                    $   160    6.0                          $    960
Monthly Data Manager team communications    Promedica      $   160   20.0                    4.0   $ 12,800

PRE-STUDY ACTIVITIES: STATISTICAL ANALYSIS  RESPONSIBILITY RATE/HR. # HR.                            BUDGET     COMMENTS
------------------------------------------- -------------- -------- -----                            ------     --------
Statistical analysis plan development       Client
Statistical analysis plan review            Promedica      $   160    8.0                          $   1,280
Project mgmt database modifications         N/A                                                    $       0

Note:  Budget dollars may not tally exactly due to rounding during calculations.

EXHIBIT A, ATTACH 1 Vascular Sciences AMD Study Budget, Rev 07-16-03.xls, Ongoing Study

CONFIDENTIAL

ONGOING ACTIVITIES: DATA MANAGEMENT         RESPONSIBILITY RATE/HR. # HR. # SUBJECTS  # REPS # MO.   BUDGET          COMMENTS
-----------------------------------         -------------- -------- ----- ----------  ------ -----   ------          --------
CRF receipt / log-in                        Promedica      $    65    1.5     75                   $   7,313
Data entry / verification                   Promedica      $    65   16.8     75                   $  81,900    Assumes double data
                                                                                                                entry verification
In-house secondary review of CRFs           Promedica      $   126    2.8     75                   $  25,988
Review query resolution / perform required
 edits                                      Promedica      $   126    1.0     75                   $   9,450
Provide monthly reports / listings          Promedica      $    65    2.0                    20.5  $   2,665
IDE annual progress report development /
revisions                                   Client                                                 $       0
Monthly team communications - Data Manager  Promedica      $   160   10.0                    16.5  $  26,400
Promedica project team training - Data
Manager                                     Promedica      $   160    0.7                    20.5  $   2,187

PROJECT MANAGEMENT / ADMINISTRATION         RESPONSIBILITY RATE/HR. # HR.           # STAFF # MO.    BUDGET        COMMENTS
-----------------------------------         -------------- -------- -----           ------- -----    ------        --------
Project management plan development /
 review                                     Promedica      $   160   40.0                          $   6,400
Monitoring plan & SOP development /
 review                                     Promedica      $   160   32.0                          $   5,120   Assumes time for
                                                                                                               initial document
                                                                                                               development & review;
                                                                                                               add'l review /
                                                                                                               revisions would
                                                                                                               be billed hourly
Client audit of CRO facilities &
procedures                                     N/A                                                 $       0
Promedica team training - Proj Mgr          Promedica      $   160   12.0               1          $   1,920   Assumes time for
Promedica team training - CRAs              Promedica      $   126    8.0               3          $   3,024   initial protocol /
Promedica team training - Coordinators      Promedica      $    65    8.0               4          $   2,080   procedures / forms
                                                                                                               training only;
                                                                                                               additional training
                                                                                                               due to changes would
                                                                                                               be billed hourly.
Monthly schedule / budget management        Promedica      $   160    6.0                   20.5   $  19,680
Monthly project management plan review /
update                                      Promedica      $   160    0.8                   20.5   $   2,460   Assume performance
Monthly monitoring plan review / update     Promedica      $   160    1.0                   20.5   $   3,280   2x / year
Monthly team management - Proj Mgr -
enrollment period                           Promedica      $   160   60.0               1    6.0   $  57,600
Monthly team management - Proj Mgr -
remainder of study                          Promedica      $   160   40.0               1   16.5   $ 105,600
Monthly team communications - CRAs -
enrollment period                           Promedica      $   126   20.0               3    6.0   $  45,360
Monthly team communications - CRAs -
remainder of  study                         Promedica      $   126   12.0               3   16.5   $  74,844
Monthly team communications - Coordinator   Promedica      $    65   40.0               1   20.5   $  53,300
Monthly team communications - Exec Mgmt     Promedica      $   250    0.5               1   20.5   $   2,563
QA audits - study sites                     Client                                                             Audit plan
                                                                                                               development covered
                                                                                                               in PM monthly team
                                                                                                               management.Client
                                                                                                               responsible for
                                                                                                               audit
                                                                                                               implementation.
Investigator / patient payments per
financial agreement                         Client

Note: Budget dollars may not tally exactly due to rounding during calculations.

EXHIBIT A, ATTACH 1 Vascular Sciences AMD Study Budget, Rev 07-16-03.xls, Ongoing Study

CONFIDENTIAL

Ongoing Promedica team training - Proj Mgr  Promedica      $   160    0.7               1   20.5   $   2,187    to changes in
Ongoing Promedica team training - CRAs      Promedica      $   126    0.7               3   20.5   $   5,166    protocol, data
Ongoing Promedica team training -                                                                               collection
Coordinators                                Promedica      $    65    0.7               4   20.5   $   3,553    requirements, or
                                                                                                                changes in
SUBTOTAL - ALL FEES                                                                                $ 847,321    regulatory
                                                                                                                requirements





                                                                             # TRIPS
 ONGOING MONITORING VISIT EXPENSES           RESPONSIBILITY   RATE   # SITES /SITES         # DAYS   BUDGET        COMMENTS
 ---------------------------------           --------------   ----   ------- -------        ------   ------        --------
Airfare (per trip)                          Promedica      $ 1,000      6      4                   $  24,000    Budget provided
Lodging / food / ground transportation                                                                          is based on
(per day) - 1 day on-site                   Promedica      $   275      6      1             1.0   $   1,650    "average" expenses
Lodging / food / ground transportation                                                                          across all sites
(per day) - 2 days on-site                  Promedica      $   275      6      3             2.0   $   9,900

CLOSEOUT VISIT EXPENSES - 5.5 SITES
-----------------------------------
Airfare (per trip)                          Promedica      $ 1,000      5      1                   $   5,000    Budget provided is
Lodging / food / ground transportation                                                                          based on "average"
(per day)                                   Promedica      $   275    5.5      1             1.0   $   1,513    expenses across all
                                                                                                                sites

SUBTOTAL - TRAVEL EXPENSES                                                                         $  42,063

Note:  Budget dollars may not tally exactly due to rounding during calculations.

EXHIBIT A, ATTACH 1 Vascular Sciences AMD Study Budget, Rev 07-16-03.xls, Ongoing Study

 CONFIDENTIAL

    VASCULAR SCIENCES MIRA-1 STUDY FOR TREATMENT OF AMD ESTIMATED PROMEDICA
               INTERNATIONAL BUDGET - STUDY COMPLETION ACTIVITIES

DATA MGMT / STATISTICS / CLINICAL STUDY RPTS  RESPONSIBILITY RATE/HR. # HR. # SUBJECTS # MO.        BUDGET      COMMENTS
--------------------------------------------  -------------- -------- ----- ---------- -----        ------      --------
Data cleaning prior to database lock -
Systems Analyst                               Promedica      $   130   12.0                        $   1,560
Data cleaning prior to database lock -
Data Manager                                  Promedica      $   160   16.0                        $   2,560
Data cleaning prior to database lock - CRA    Promedica      $   126   16.0                        $   2,016
Independent QC audit - 10% sample             Promedica      $   126    1.5    8                   $   1,512
Independent QC audit - critical variables     Promedica      $   126    0.5   75                   $   4,725
Prepare audit report                          Promedica      $   160    6.0                        $     960
Database lock                                 Promedica      $   130    4.0                        $     520
Database transfer                             Promedica      $   130    6.0                        $     780
Statistical analysis                          Client
Final study report development / revisions    Client
File transfer at study close-out              Promedica      $    65  100.0                        $   6,500
Monthly team communications - Data Manager    Promedica      $   160   24.0              3.0       $  11,520

STUDY MONITORING / SITE MANAGEMENT            RESPONSIBILITY  RATE/HR. # HR. # VISITS   # SITES # MO.     BUDGET      COMMENTS
----------------------------------            --------------  -------- ----- --------   ------- -----     ------      --------
Collection & logging of essential regulatory
documents                                     Promedica      $   126     1.0                6    3.0   $   2,268
Ongoing CRA communications with sites         Promedica      $   126     1.0                6    3.0   $   2,268
AE initial contact & follow-up                Promedica /
                                              Client         $   126     1.3                     3.0   $     504   Assume only UADE
                                                                                                                   rpts involved
Medical oversight / AE reporting              Client
Closeout visits (includes preparation &
follow-up)                                    Promedica      $   126    16.0    1           6          $  12,096
   Visit travel                               Promedica      $   126    16.0    1           6          $  12,096   Assumes 1 close-
Site visit report review / follow-up -                                                                             out visit /site
Project Manager                               Promedica      $   160     2.0    1           6          $   1,920
Site visit report prep & follow-up -
Coordinator                                   Promedica      $    65     2.0    1           6          $     780
Investigator / patient payments per
financial agreement                           Client


PROJECT MANAGEMENT / ADMINISTRATION           RESPONSIBILITY RATE/HR.  # HR.            # STAFF # MO.   BUDGET        COMMENTS
-----------------------------------           -------------- --------  -----            ------- -----   ------        --------
Monthly schedule / budget management          Promedica      $   160     4.0                     3.0   $   1,920
Monthly team communications - Proj Mgr        Promedica      $   160    40.0                1    3.0   $  19,200
Monthly team communications - CRAs            Promedica      $   126    12.0                3    3.0   $  13,608
Monthly team communications - Coordinator     Promedica      $    65    36.0                1    3.0   $   7,020

Note:  Budget dollars may not tally exactly due to rounding during calculations.

EXHIBIT A, ATTACH 1 Vascular Sciences AMD Study Budget, Rev 07-16-03.xls, Study Completion

CONFIDENTIAL

Monthly team communications - Exec Mgmt       Promedica      $   250   0.5                       3.0   $     375

              SUBTOTAL - ALL FEES                                                                      $ 106,708

                                                                               # TRIPS /
CLOSEOUT VISIT EXPENSES                       RESPONSIBILITY   RATE    #SITES    SITE         # DAYS   BUDGET      COMMENTS
-----------------------                       --------------   ----    ------    ----         ------   ------      --------
Airfare (per trip)                            Promedica      $ 1,000     6         1                   $ 6,000   Budget provided is
Lodging / food / ground transportation                                                                           based o "average"
(per day)                                     Promedica      $   275     6         1             1.0   $ 1,650   expenses across all
                                                                                                                 sites

              SUBTOTAL - TRAVEL EXPENSES                                                               $ 7,650

Note:  Budget dollars may not tally exactly due to rounding during calculations.

EXHIBIT A, ATTACH 1 Vascular Sciences AMD Study Budget, Rev 07-16-03.xls, Study Completion

CONFIDENTIAL

ATTACHMENT 2

PROMEDICA INTERNATIONAL
PRICING SCHEDULE & TRAVEL EXPENSE GUIDELINES

CONFIDENTIAL PROPOSAL

PROMEDICA INTERNATIONAL
PROJECT PRICING SCHEDULE & TRAVEL EXPENSE GUIDELINES

PROMEDICA FEES

Fees for contracted activities are as specified in the "Rate/Hr." column in the estimated budget contained in Attachment 1. In the event of "unplanned" or "rush" requests, in order to cover the costs of resource reallocation, Promedica reserves the right to assign a surcharge of up to 25% over specified fees.

Labor rates utilized are valid through the remainder of 2003. At the beginning of each year thereafter, rates are subject to adjustment of up to 5%, based on the cost of inflation.

Travel time is accrued from time of departure to time of arrival at the designated destination. For the remainder of 2003, travel time will be billed at 75% of the standard rate for the resource utilized. Effective January 1, 2004, travel time will be billed at 100% of the standard rate for the resource utilized.

STANDARD PROMEDICA EXPENSE SCHEDULE

Document copying                                  $0.10/page
Facsimile                                         $0.20/page
Postage/Quick Mail                                Rate dependent on mail class or delivery requirements
Off-site document storage & retrieval             $0.335/std. carton - storage
                                                  $2.42/carton - retrieval
                                                  $45.15/hr. - delivery & pick-up

- Study supplies (binders, tabs, files, labels, etc.) costs are based on Promedica's cost for procurement.

- Document shredding & telephone costs are allocated based on Promedica's cost and client monthly usage.

All expenses noted above are billed monthly as they are incurred. The schedule is reviewed periodically, and is subject to change based on Promedica's cost for providing such services.

PROMEDICA TRAVEL EXPENSE GUIDELINES

Airfare               Coach class booking

Local Transportation  Rental car/taxi/public
                      transportation decisions are based on cost effectiveness given site location, incoming/outgoing air travel schedule & baggage/supplies carried. When used, rental cars are booked at economy rates.

                      When personal cars are used, mileage is billed at the IRS-specified rate in effect at the time.

Food                  The lesser of actual expenses or $60/person/day

Lodging               The lesser of actual expenses or $175/person/day

DISTRIBUTION AGREEMENT

This agreement ("Agreement") is made on 01. January 2002 between MESYS GMBH, a company organized under the laws of Germany with offices at Beneckeallee 30, D-30419 Hannover ("MESYS") and OccuLogix Corporation, 612 Florida Avenue, Palm Harbor, Florida 34683 USA.

MESYS developed and produces on the order of DIAMED a blood-and plasma therapy device. This device has been introduced into the market under the tradenames Octo Nova and Octo Therm. These tradenames have been registered, among others, by DIAMED in various countries. Furthermore, DIAMED holds all rights worldwide on Octo Nova and Octo Therm. MESYS is the manufacturer of the plasma therapy devices "Octo Nova / Octo Therm" and shall be authorized to enter into distribution agreements with distributors outside Germany, provided that the exclusive marketing agreement between DIAMED and OccuLogix Corp. has been concluded (Exhibit D).

OccuLogix Corp. is the exclusive distributor for Octo Nova and Octo Therm in the territory of United States, Canada and Mexico.

MESYS manufactures Octo Nova/ Octo Therm including accessories and spare parts, according to the terms of this Agreement, and for which MESYS has the necessary facilities, equipment, qualified personnel and experience.

Accordingly, the parties agree as follows:

1.    MANUFACTURE OF PRODUCT

1.1 MESYS shall manufacture and sell to OccuLogix Corp. the device(s), accessories, spare parts, and other tools (hereinafter "Product(s)") as described in Exhibit A, attached to this Agreement and in the quantity agreed between the parties. MESYS shall also furnish the Product and spare parts and meet other conditions as set forth in this Agreement, including those provided in Exhibit A and in the following specifications, descriptive literature, and other documents ("Specifications").

      Exhibit A: List of Product(s) and Quantities

      Exhibit B: Spare Parts

      Exhibit C: Price List

      Exhibit D: Marketing Agreement

      MESYS reserves the right to change the Specifications at any time in agreement and upon a written notice to OccuLogix Corp.

      No change to the Product shall be made by OccuLogix Corp. without MESYS's prior written consent. During the term of this agreement OccuLogix Corp. shall submit to MESYS for their approval and acceptance in writing all proposed enhancements to the Product during the term of this Agreement. All cost related to such product enhancements will be paid by OccuLogix Corp. Procedures for handling of property rights in case of product enhancements have been included in the marketing agreement between DIAMED and OccuLogix Corp. (Exhibit D)

1.2 MESYS shall furnish OccuLogix Corp. the following services for the Product purchased under this Agreement:

      1.2.1 Adequate technical and maintenance training for personnel. OccuLogix Corp. will bear the costs of those training. The first training is free of charge at MESYS.

      1.2.2 Meetings between OccuLogix Corp. and MESYS shall take place in so far as reasonable at Hannover. Upon appropriate notification by OccuLogix Corp. participation of MESYS personnel shall also be possible at other places.

1.3 If requested by OccuLogix Corp. in writing, MESYS shall have sufficiently spare parts available, during a period of five (5) years after expiration of this Agreement and sell to OccuLogix Corp. within agreed delivery times and at reasonable prices.

1.4 MESYS warrants that the Products delivered to OccuLogix Corp. are free from defects in materials, workmanship and manufacturing and is merchantable, fit for the purpose intended, and in compliance with the requirements of this Agreement. MESYS shall replace or repair any Product, Product component, work, or other item furnished by it under this Agreement, that fails to conform to the requirements of this Agreement if such non-conformance appears within a period of twelve (12) months s of delivery of the Product by MESYS to OccuLogix Corp.

2.    ORDER, PAYMENT AND TERMS OF DELIVERY

2.1   Forecast and orders

      2.1.1 Upon execution of this Agreement, and no later than thirty (30) days after each succeeding anniversary date of this Agreement, OccuLogix Corp. shall submit to MESYS an annual rolling forecast. OccuLogix Corp. guarantees that for the term of this Agreement will purchase 25 units of the Product Octo Nova per year beginning after FDA approval (12 month period).

      2.1.2 OccuLogix Corp. shall submit to MESYS purchase orders indicating the type and quantity of Product required. OccuLogix Corp. shall submit such purchase orders regularly in the form of a rolling forecast over a period of 12 months, whereby the running and the following 3 subsequent months shall be binding orders allowing lead time of thirty (30) business days for MESYS to fill the orders. OccuLogix Corp. purchase orders shall be deemed accepted by MESYS unless it notifies OccuLogix Corp. to the contrary within ten (10) business days of its receipt thereof.

      2.1.3 All sales of the Products by MESYS to OccuLogix Corp. and orders from OccuLogix Corp. to MESYS shall be subject to the provisions of this Agreement, and shall not be subject to the terms and conditions contained in any purchase order of MESYS or OccuLogix Corp.

2.2   Delivery

      2.2.1 OccuLogix Corp. or its agent shall collect Products at MESYS facility in Hannover. Till collection the Products remain under the custody and the responsibility of MESYS. The following shall be agreed as delivery term: "ex works MESYS".

      2.2.2 After the Product has passed all required test, verification and approvals and has been properly packed by MESYS, MESYS will inform in writing OccuLogix Corp. of availability of the Product.

2.3 OccuLogix Corp. shall pay MESYS the prices for the Product as stipulated in Exhibit C. These prices include not freight and packing costs. MESYS shall be authorized to raise the prices as per 1st January of every year according to the general price increase. Exceptional price increases shall be proven separately and can be enforced if deemed essential.

2.4 OccuLogix Corp. shall pay accepted MESYS invoices within tweeny (30) days of the date of invoice or per letter of credit. Invoices are payable in DEM or EURO.

2.5 In the event OccuLogix Corp. were not to purchase the full guaranteed 25 units per year of Product within the terms of this Agreement specified in
      Section 7, the parties agree that OccuLogix Corp. would pay MESYS DEM 5,000 or EURO 2.560 for every not purchased unit up to the limit of 25 units per year.

3.    QUALITY REQUIREMENTS

      All Products shall be manufactured and packaged in accordance with EU / MDD with FDA and UL standards.

4.    REGISTRATION/REGULATORY MATTERS

      The Octo Nova/Octo Term is labelled with CE mark and have the registration for all EU States. OccuLogix Corp. is responsible for FDA approval.

5.    EXCLUSIVITY

      During the terms of this Agreement, MESYS shall not enter into any agreement with third parties for the sale of the Octo Nova in United States, Canada and Mexico.

6.    CONFIDENTIALITY

      Any information conveyed to OccuLogix Corp. by MESYS in connection with this Agreement, and specifically identified as confidential, shall be used by OccuLogix Corp. only for the purposes of this Agreement and shall not be disclosed to third parties during the term of this Agreement or for a period of five years thereafter, provided, however, that such obligation of confidentiality shall not apply to information that:

      (a)   was known prior to its disclosure by the transferring Party;

      (b) is received at any time in good faith from a third party with the legal right to disclose the same; or

      (c) is in the public domain or subsequently enter the public domain other than by reason of acts or omissions of the employees or agents.

7.    TERM, TERMINATION

7.1 This Agreement shall be in effect for the initial term beginning with the execution date and for a duration of three (3) years after the date of FDA approval. It will expire at that date without requiring termination. Any prolongation must be agreed upon in advance and in writing.

7.2 Either party may immediately terminate this Agreement if any breach of its terms is not cured within sixty (60) days following receipt of written notice from the other Party.

7.3 Either party may terminate this Agreement, effective immediately upon the giving of notice, if:

      (a) the other Party shall file a petition in bankruptcy, or shall be adjudicated a bankrupt, or shall become insolvent, or shall make an assignment for the benefit of creditors, or shall be voluntarily or involuntarily dissolved, or shall have a receiver, trustee or other court officer appointed for its property.

      (b)   the production contract between DIAMED and MESYS is terminated.

      (c) the marketing contract between DIAMED and OccuLogix Corp. is terminated.

7.4 Termination shall not relieve or release either party from performing all obligations hereunder and making any and all payments which may be due and owing under the terms of this Agreement.

8.    INTELLECTUAL PROPERTY RIGHTS

8.1 This Agreement shall not affect the rights of the parties in their respective trademarks or patents.

8.2 OccuLogix Corp. shall not retain any MESYS documents, files, records, correspondence, notes, or other items, including copies, relating to the business of MESYS, except as its association with MESYS shall require and then only with permission of MESYS. In cases where MESYS permits OccuLogix Corp. to retain such items, OccuLogix Corp. shall promptly return them to MESYS upon request or upon completion or termination under this Agreement.

8.3 All drawings, specifications, proposals, photographs, recordings, samples, prototypes and products given to OccuLogix Corp. by MESYS or produced by OccuLogix Corp. under this Agreement and which incorporates any of MESYS's ideas or technology, shall not be shown or displayed by OccuLogix Corp. to any third party.

8.4 OccuLogix Corp. shall not disclose to any third party in any manner the fact or nature of its association with MESYS without first obtaining the express written permission.

8.5 OccuLogix Corp. may disclose MESYS's information to subcontractors, regulatory authorities, and others, as required to meet OccuLogix Corp. obligations under this Agreement, provided:

      (1)   MESYS has approved such disclosure, and

      (2) OccuLogix Corp. secures confidential/and proprietary treatment of any information thus disclosed in a manner accepted by MESYS.

9.    INDEMNITY

      OccuLogix Corp. shall indemnify and hold MESYS harmless from all claims resulting from any act or omission. OccuLogix Corp. agrees to maintain product liability coverage in an amount sufficient to meet its obligations under this Section 9. MESYS's liability shall be limited to liability in compliance with German law. OccuLogix Corp. shall fulfil its obligations as representative in accordance with FDA requirements.

10.   RECALLS, INSPECTIONS AND PRODUCT COMPLAINTS

10.1 The parties shall notify and cooperate with each other as to any complaints, inspections and recalls concerning the Product.

10.2 In the event of a recall of the Product, OccuLogix Corp. shall assume complete responsibility for the conduct of the recall. MESYS shall provide OccuLogix Corp. with any manufacturing information required by OccuLogix Corp. in connection with the recall. The cost of any recall hereunder shall be equitably allocated between the parties in accordance with their responsibility for its underlying cause.

11.   TECHNICAL SERVICE

      OccuLogix Corp. is responsible for the technical service in United States, Canada and Mexico. OccuLogix Corp. has the necessary equipment, stock of spare parts and qualified personnel to realize the technical service in accordance with MESYS requirements. OccuLogix Corp. should only use original spare parts delivered from MESYS for repair. Maintenance and safety checks for Octo Nova/Octo Therm has to be done in accordance with MESYS requirements.

12.   CUSTOMER TRAINING

      OccuLogix Corp. is responsible for customer training in United States, Canada and Mexico. OccuLogix Corp. has the necessary equipment and qualified personnel to realize the training in accordance with MESYS requirements.

13.   FORCE MAJEURE

      Neither party shall be liable to the other party for failure to perform any of its obligations hereunder because of any cause beyond the control of or occurring without the fault of such party.

14.   NOTICES

      All notices or communications shall be effective when sent via registered mail, with sufficient postage, prepaid, addressed to the recipient party at the address of that party first above written, or to such other address(es) as either party shall specify by notice to the other party.

15.   MISCELLANEOUS

15.1 This Agreement shall be binding upon the parties, their successors and assigns. Neither party shall assign this Agreement without the prior consent in writing of the other party, except that either party may assign this Agreement to an entity under common control.

MESYS
Medizinische Systeme
MeSys GmbH
Beneckeallee 30
30419 Hannover
Fon: 0511 679999-0
Fax: 0511 679999-11
Email: mesys@aol.com

                              SPARE PART LIST 2000

                                    OCTO NOVA

                                     05/2000
                              Valid from 01.05.2000

Price changes and errors excepted. All Prices without packaging and transportation costs. For Shipments with a goods worth below DM 50.-a fee of DM 35.- will be charged.

                                DOOR INSIDE VIEW

 PART NO.                     DESCRIPTION                     EURO      DM
 --------                     -----------                     ----      --
KM E039-10   Chargeable Battery Pack Octo Nova LCR 24V/2,2P   168,73   330,00
BG-F467-00   Power Supply Octo Nova complete                  762,34  1491,00
AN-F028-00   Fan Octo Nova                                     39,88    78,00
SZ-E030-00   Fuse 5x20 T10A                                     0,92     1,80
BG-E313-04   Motherboard                                      220,88   432,00
BG-E300-04   PCB, CPU-517                                     315,47   617,00
BG-E325-00   PC/104 CPU complete                             1692,37  3310,00
BG-E308-02   PCB, Scale                                       140,61   275,00
BG-E309-01   PCB, Bloodleak detector                           87,43   171,00
BG-E310-00   PCB, Alarmtone                                    78,74   154,00
BG-E319-00   PCB, Drip Counter                                108,39   212,00
SZ-E027-00   Fuse 5x20 T200mA                                   0,92     1,80
IT-E020-00   Toroidal Transformer                             119,64   234,00
IE-E007-00   Line Filter                                       75,16   147,00

                                DOOR OUTSIDE VIEW

 PART NO.                     DESCRIPTION                      EURO       DM
 --------                     -----------                      ----       --
SE-F022-00   Fuse Holder                                        6,44    12,60
SE-F020-00   Power Connector                                   37,32    73,00
SZ-E029-00   Fuse 5x20 2AmT                                     0,92     1,80
SI-F148-00   Label Technical Service                            2,53     4,95
SI-F144-00   Label Fuses                                        0,82     1,60
SI-F147-00   Label Connector Octo Therm                         2,30     4,50
SI-F016-00   Label Potential Equalization                       0,61     1,20
KK-F037-00   Power Cord                                         8,08    15,80
KT-F326-00   T-Clip Cableguiding Cart                           1,64     3,20